AMENDMENT NO. 1

TO

FIRST RESTATED MASTER DISTRIBUTION PLAN

(INVESTOR CLASS SHARES)

The First Restated Master Distribution Plan (the “Plan”), effective July 1, 2004, as subsequently amended, pursuant to Rule
12b-1, is hereby amended, effective April 30, 2008, as follows:

WHEREAS, the parties desire to amend the Plan to reflect the reorganization of AIM Dynamics Fund as a new series portfolio of AIM Investment Securities Funds and to change the name of AIM Intermediate Government Fund to AIM U.S. Government Fund.

NOW THEREFORE, Schedule A to the Plan is hereby deleted and replaced in its entirety with the following:

“SCHEDULE A

TO

FIRST RESTATED

MASTER DISTRIBUTION PLAN

(INVESTOR CLASS SHARES)

AIM EQUITY FUNDS

Portfolio – Investor Class Shares

AIM Diversified Dividend Fund

AIM Large Cap Growth Fund

AIM FUNDS GROUP

Portfolio – Investor Class Shares

AIM Basic Balanced Fund

AIM GROWTH SERIES

Portfolio – Investor Class Shares

AIM Small Cap Growth Fund

AIM INTERNATIONAL MUTUAL FUNDS

Portfolio – Investor Class Shares

AIM European Growth Fund

AIM INVESTMENT SECURITIES FUNDS

Portfolio – Investor Class Shares

AIM Dynamics Fund

AIM High Yield Fund

AIM Income Fund

AIM U.S. Government Fund

AIM Municipal Bond Fund

AIM Real Estate Fund

AIM SECTOR FUNDS

Portfolio – Investor Class Shares

AIM Technology Fund”

All other terms and provisions of the Plan not amended hereby shall remain in full force and effect.